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                                                         AmericasBank Corp.
                                                         Contact: Mark H. Anders
                                                         Phone: 443-921-0804
                                                         Website:
                                                         www.americasbank.com

                            PRESIDENT NAMED AT TOWSON
            COMMUNITY BANK AS EXPANSION GETS UNDERWAY AT AMERICASBANK


TOWSON, Md. (May 21, 2007) AmericasBank Corp. (Nasdaq: AMAB), parent company of AmericasBank, announced today it has hired Ellen R. Fish as President of Towson Community Bank, an operating division of the Towson-based bank.

Earlier this month, AmericasBank announced its plan to open three to five community banking centers in central Maryland. Each banking center will be independently-operated and marketed under its own trade name as a division of the bank. AmericasBank's community banking center in Towson will change its name to Towson Community Bank, effective July 1, 2007.

"Ellen Fish epitomizes the kind of local banking leader we will seek for our community bank centers as we move forward," commented AmericasBank President and CEO Mark H. Anders. "She's well connected to Towson, respected as a banker, and committed to the prosperity and development of her community. We're lucky to have her."

Anders also said that Fish's hiring signals the Company's new direction. "AmericasBank is becoming a family of community banking centers organized to look, act, and feel like independent local banks," he said. "We believe that small, independently-operated community banking centers can be highly profitable by focusing sharply on providing the personal service and common sense solutions not offered by big banks.

"A family of such banking centers offers the opportunity for steady, controlled growth and above-market investment returns, and people like Ellen will help make that possible."

Fish has worked in banking in Towson and Baltimore since moving to the area in 1984. Most recently, Fish served as Senior Vice-President, Commercial Banking, at Provident Bank, a post she held from 1997 until joining Towson Community Bank.


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As founder and Chairman of the Board for the Baltimore County Small Business
Resource Center, Fish has worked closely with the College of Business and Economics at Towson University, where she also serves as a member of the College's Advisory Board. She is a past Chairman of the Board and current Board Member of the Baltimore County Chamber of Commerce.

Fish was named one of Maryland's Top 100 Women by The Daily Record in 2005. She currently resides in Lutherville with her husband and their two children.

Fish indicated that the Towson banking center will focus on professional service firms, small businesses, real estate developers and the personal banking needs of executives and professionals. "It's exciting to be part of a bank that will be completely attuned to the needs of these customers in our community and completely dedicated to providing an unprecedented level of service to meet those needs," she said.

Fish joins Patricia M. Long and Kathleen B. Fuchs as recent additions to the management team at the Towson banking center. Long was hired as a Vice President last month, after a 20 year banking career that included helping Fish start a professional and executive banking group at Provident Bank in 1999.

Fuchs joins Towson Community Bank as a Vice President in its commercial real estate lending group. Most recently, she was chief lending officer at Valley Bank of Maryland. Fuchs brings over 25 years of lending experience to the Towson banking center.

Anders said AmericasBank will soon announce an opening date for its second community banking center in Annapolis, Maryland, to be named Annapolis Community Bank, which is pending regulatory approval.

ABOUT AMERICASBANK CORP.
AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.